                Exhibit 21
Certain Subsidiaries of Textron Inc.*
(Unless indicated otherwise, all entities listed are wholly-owned.)
*Other subsidiaries, which considered in the aggregate do not constitute a significant subsidiary, are omitted from this list.

Name	Jurisdiction
TEXTRON INC.	Delaware
Avco Corporation	Delaware
United Industrial Corporation	Delaware
Textron Systems Corporation	Maryland
AAI Services Corporation	Maryland
Airborne Tactical Advantage Company, LLC	Colorado
Howe & Howe Inc.	Delaware
Overwatch Systems, Ltd.	Delaware
Medical Numerics, Inc.	Virginia
Textron Systems Canada Inc.	Ontario
Opto-Electronics Inc.	Ontario
Textron Systems Electronic Systems UK (Holdings) Limited	England
Textron Systems Electronic Systems UK Limited	England
Textron Systems Australia Holding Pty Ltd	Australia
Textron Systems Australia Pty Ltd	Australia
Bell Textron Co., Ltd	Japan
Bell Textron LLC	Japan
Bell Textron Inc.	Delaware
Aeronautical Accessories LLC	Tennessee
Bell Textron Miami Inc.	Delaware
Bell Textron Rhode Island Inc.	Delaware
Response Technologies, LLC	Rhode Island
Bell Textron Services Inc.	Delaware
Bell Textron Asia (Pte.) Ltd.	Singapore
Zhenjiang Bell Textron Aviation Services Limited	PRC
Bell Textron Korea Inc.	Delaware
Bell Textron Technical Services Inc.	Delaware
B/K Navigational Equipment sro	Czech Republic
Bell Textron Prague, a.s. (67%; 33% - Bell Textron Services Inc.)	Czech Republic
Aviation Service servis letal, doo, Ljubljana	Slovenia
Kautex Inc.	Delaware
McCord Corporation	Michigan
Kautex of Georgia Inc.	Massachusetts
CWC Textron LLC	Delaware
MillenWorks	California
Premiair Aviation Maintenance Pty Ltd	Australia
Bell Textron Australia Pty Ltd	Australia
Textron Atlantic LLC	Delaware
Bell Textron Supply Center BV	Netherlands
Bell Textron Canada Limited/Limitée	Canada
Bell Textron Canada International Inc.	Canada
Cessna Spanish Citation Service Center SLU	Spain
Cessna Zurich Citation Service Center GmbH	Switzerland
Textron Trading (Shanghai) Co., Ltd.	PRC
Kautex Textron CVS Limited	England
Kautex Textron Ibérica SL	Spain
Kautex Craiova srl (99.9797%; 0.0203% - Textron Capital BV)	Romania
Kautex Textron do Brasil Ltda. (99.9%; 1 share - Bell Textron Supply Center BV)	Brazil
Kautex Textron Portugal – Produtos Plásticos, Sociedade Unipessoal, Lda.	Portugal
LLC Textron RUS (99.98%; 0.02% - Textron Limited)	Russian Federation
Textron Capital BV	Netherlands
Kautex Textron GmbH & Co. KG (94.82%; 5.18% - Bell Textron Supply Center BV)	Germany
Cessna Düsseldorf Citation Service Center GmbH	Germany
Textron Aviation Prague Service Center sro	Czech Republic
Kautex (Changchun) Plastics Technology Co., Ltd.	PRC
Kautex Germany Holding GmbH	Germany
Kautex Corporation	Nova Scotia
Kautex Textron Benelux BVBA (99.9%; 1 share – Kautex Textron Ibérica SL)	Belgium
Kautex Textron Bohemia spol sro	Czech Republic
Kautex Japan KK	Japan
Kautex Shanghai GmbH	Germany

Name	Jurisdiction
TEXTRON INC.	Delaware
Textron Atlantic LLC	Delaware
Bell Textron Supply Center BV	Netherlands
Textron Capital BV	Netherlands
Kautex Textron GmbH & Co. KG (94.82%; 5.18% - Bell Textron Supply Center BV)	Germany
Kautex Germany Holding GmbH	Germany
Kautex Shanghai GmbH (continued from prior page)	Germany
Kautex (Chongqing) Plastic Technology Co., Ltd.	PRC
Kautex (Guangzhou) Plastic Technology Co., Ltd.	PRC
Kautex (Pinghu) Plastic Technology Co., Ltd.	PRC
Kautex (Wuhan) Plastic Technology Co., Ltd.	PRC
Kautex (Shanghai) Plastic Technology Co., Ltd.	PRC
Kautex Textron de Mexico, S de RL de CV (99.97%; 0.03% - Bell Textron Supply Center BV)	Mexico
Kautex Textron Management Services Company de Puebla, S. de RL de CV (98%; 2% - Bell Textron Supply Center BV)	Mexico
Textron Motors GmbH	Germany
Textron SI d.o.o.	Slovenia
PIPISTREL d.o.o. (90%; 10% Ivo Boscarol)	Slovenia
PIPISTREL VERTICAL SOLUTIONS d.o.o. (90%; 10% Ivo Boscarol)	Slovenia
PIPISTREL ITALIA S.R.L. (90%; 10% Ivo Boscarol)	Italy
Textron France Holding SAS	France
Cessna Citation European Service Center SAS	France
Ransomes Jacobsen France SAS	France
Bell Textron Valencia, S.L.U.	Spain
E-Z-GO Canada Limited	Canada
TekGPS Engineering Srl	Romania
Ransomes Investment LLC	Delaware
Cushman Inc.	Delaware
Ransomes Inc.	Wisconsin
Textron Limited	England
Doncaster Citation Service Centre Limited	England
Kautex Textron (UK) Limited	England
Ransomes Limited	England
Ransomes Jacobsen Limited	England
Ransomes Pensions Trustee Company Limited	England
Rotor Blades Limited	England
Textron UK Pension Trustee Limited	England
Textron Shared Service Centre (Canada) Inc.	Canada
Textron Verwaltungs-GmbH	Germany
Textron Aviation Canada Ltd.	British Columbia
Textron Aviation Inc.	Kansas
Able Aerospace Services, Inc.	Arizona
Replacement Part Solutions, LLC	Illinois
Arkansas Aerospace, Inc.	Arkansas
Beech Aircraft Corporation	Kansas
Beechcraft Domestic Service Company	Kansas
Beechcraft International Service Company	Kansas
Beechcraft International Holding LLC	Delaware
Hawker Beechcraft Argentina SA (95%; 5% - Arkansas Aerospace, Inc.)	Argentina
Textron Aviation Services de Mexico S de RL de CV (99%; 1% - HBC, LLC)	Mexico
Cessna Mexico, S de RL de CV (99.97%; 0.03% - Citation Parts Distribution International, Inc.)	Mexico
Citation Parts Distribution International, Inc.	Kansas
HBC, LLC	Kansas
Hawker Beech de Mexico, S de RL de CV (>99%; <1% - HBC, LLC)	Mexico
Textron Airland, LLC	Delaware
Textron Aviation Defense LLC	Delaware
Beechcraft Defense Support Holding, LLC	Delaware
Beechcraft New Zealand	New Zealand
Textron Aviation Rhode Island Inc.	Delaware
Textron Communications Inc.	Delaware
Textron eAviation Inc.	Delaware
Textron E-Z-GO LLC	Delaware
Textron Far East Pte. Ltd.	Singapore
Kautex (Tianjin) Automotive Technology Co., Ltd.	PRC

Name	Jurisdiction
TEXTRON INC.	Delaware
Textron Far East Pte. Ltd. (continued from prior page)	Singapore
Textron India Private Limited (98.6%; 1.39% – Beechcraft International Service Company; 0.01% - Beechcraft International Holding LLC; 1 share - Textron Atlantic LLC; 1 share – Textron Inc.)	India
Textron Financial Corporation	Delaware
Cessna Finance Corporation	Kansas
Textron Finance Holding Company	Delaware
Cessna Finance Export Corporation	Delaware
Textron Aviation Finance Corporation	Delaware
Textron Financial Corporation Receivables Trust 2002-CP-2	Delaware
Textron Fluid and Power Inc.	Delaware
Textron Global Services Inc.	Delaware
Textron International Mexico, S de RL de CV (99%; 1% - Textron Atlantic LLC)	Mexico
Textron IPMP Inc.	Delaware
Textron Innovations Inc.	Delaware
Textron Management Services Inc.	Delaware
Textron Realty Corporation	Delaware
Textron Specialized Vehicles Inc.	Delaware
Arctic Cat Inc.	Minnesota
Arctic Cat Production LLC	Minnesota
Arctic Cat Production Support LLC	Minnesota
Arctic Cat Sales Inc.	Minnesota
Arctic Cat ACE Holding GmbH	Austria
Arctic Cat GmbH	Austria
Arctic Cat France SARL	France
Arctic Cat UK Ltd.	England
MotorFist LLC	Minnesota
Arctic Cat Shared Services LLC	Minnesota
MillenWorks Themed Technologies	California
Textron Ground Support Equipment Inc.	Delaware
Textron Motors North America Inc.	Delaware
Textron Outdoor Power Equipment Inc.	Delaware
Textron Sweden AB	Sweden
TRU Simulation + Training Inc.	Delaware
OPINICUS Simulation and Training Services, LLC	Delaware
TRU Simulation + Training LLC	California
Turbine Engine Components Textron (Newington Operations) Inc.	Connecticut
Westminster Insurance Company	Vermont